Exhibit (h)(34)

FORM OF SCHEDULE OF PORTFOLIOS
AGENCY AGREEMENT

Blue Chip Portfolio	Multi-Strategy Portfolio
Aggressive Growth Portfolio	Main Street Core Portfolio
Diversified Research Portfolio	Emerging Markets Portfolio
Short Duration Bond Portfolio	Inflation Managed Portfolio
Concentrated Growth Portfolio (formerly I-Net Tollkeeper)	Managed Bond Portfolio
Financial Services Portfolio	Small-Cap Value Portfolio
Health Sciences Portfolio	Money Market Portfolio
Technology Portfolio	High Yield Bond Portfolio
Growth LT Portfolio	Focused 30 Portfolio
Equity Portfolio	Mid-Cap Value Portfolio
Aggressive Equity Portfolio	International Value Portfolio
Large-Cap Value Portfolio	Capital Opportunities Portfolio
Comstock Portfolio	International Large-Cap Portfolio
Real Estate Portfolio	Equity Index Portfolio
Mid-Cap Growth Portfolio	Small-Cap Index Portfolio
American Funds Growth Portfolio	American Funds Growth-Income Portfolio
Small-Cap Value II Portfolio

Effective May 1, 2005, agreed to and accepted by:

PACIFIC SELECT FUND

By:			Attest:

	Name:	Thomas C. Sutton		Name:	Audrey L. Milfs
	Title:	Chairman of the Board and Trustee		Title:	Secretary

PACIFIC LIFE INSURANCE COMPANY

By:			Attest:

	Name:	Thomas C. Sutton		Name:	Laurene E. MacElwee
	Title:	Chairman of the Board and Chief Executive Officer		Title:	Assistant Vice President

By:			Attest:

	Name:	Audrey L. Milfs		Name:	Laurene E. MacElwee
	Title:	Vice President and Secretary		Title:	Assistant Vice President